Exhibit 10.9
EIGHTH AMENDMENT

THIS EIGHTS AMENDMENT, dated April 2, 2019 (this “Amendment”), to the Credit Agreement (as defined below), by and among Orion Engineered Carbons GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (the “Borrower Representative”), the other Loan Parties party hereto, each Lender party hereto, Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and UniCredit Bank AG, as sole coordinator and bookrunner with respect to this Amendment (in such capacity, the “Amendment Arranger”).
RECITALS
WHEREAS, pursuant to the Credit Agreement, originally dated as of July 25, 2014, as amended on August 7, 2014, September 29, 2016, May 5, 2017, May 31, 2017, November 2, 2017, May 3, 2018 and October 29, 2018 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, the several banks, other financial institutions and institutional investors from time to time party thereto (the “Lenders”) and Administrative Agent, the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers;
WHEREAS, pursuant to and in accordance with Section 2.14 and subsection (d)(ii) of Section 10.02 of the Existing Credit Agreement, the Borrower Representative has requested that the Lenders party hereto provide an Incremental Revolving Facility, which would, among other things, refinance and replace the Revolving Credit Facility outstanding under the Existing Credit Agreement immediately prior to the Eighth Amendment Effective Date (as defined below), and, except as modified hereby, have the same terms as the Revolving Credit Facility outstanding under the Existing Credit Agreement immediately prior to the Eighth Amendment Effective Date;
WHEREAS, each Lender holding Revolving Credit Loans and Revolving Credit Commitments immediately prior to giving effect to this Amendment (collectively, the “Existing Revolving Lenders”) that executes and delivers a consent to this Amendment in the form of the “Revolving Lender Consent” attached hereto as Annex A Part I (a “Revolving Lender Consent”) (collectively, the “Exchanging Revolving Lenders”) will be deemed (i) to have agreed to the terms of this Amendment (including the amendments set forth in Section 2 hereof), (ii) to have agreed to exchange (as further described in the Revolving Lender Consent) its Revolving Credit Loans and Revolving Credit Commitments with Incremental Revolving Loans and Incremental Revolving Commitments in an aggregate principal amount equal to the amount of such Exchanging Revolving Lender’s Revolving Credit Loans and Revolving Credit Commitments (or such lesser amount as determined by the Amendment Arranger and provided to such Exchanging Revolving Lender) and (iii) upon the Eighth Amendment Effective Date, to have exchanged (as further described in the Revolving Lender Consent) such amount of its Revolving Credit Loans and Revolving Credit Commitments with the new Incremental Revolving Loans and Revolving Credit Commitments in an aggregate principal amount equal to the amount of such Exchanging Revolving Lender’s Revolving Credit Loans and Revolving Credit Commitments (or such lesser amount as determined by the Amendment Arranger and provided to such Exchanging Revolving Lender);

WHEREAS, each Exchanging Revolving Lender that elects Option B in its Revolving Lender Consent (collectively, the “Increasing Revolving Lenders”) will also be deemed to have agreed to make Incremental Revolving Loans and extend Incremental Revolving Commitments on the Eighth Amendment Effective Date in addition to the Incremental Revolving Loans and Incremental Revolving Commitments made and extended pursuant to the previous recital (such additional new Incremental Revolving Loans, collectively, the “Increased Revolving Loans”) in the amount determined by the Amendment Arranger and provided to such Increasing Revolving Lender (but in no event greater than the amount such Person committed to make as Increased Revolving Loans);
WHEREAS, each Person that executes and delivers a joinder to this Amendment in the form of the “Joinder” attached hereto as Annex A Part II (a “Revolving Credit Facility Joinder”) (each, an “Additional Revolving Lender” and, together with the Exchanging Revolving Lenders, the “Incremental Revolving Lenders”) will be deemed (i) to have agreed to the terms of this Amendment (including the amendments set forth in Section 2 hereof) and (ii) to have committed to make Incremental Revolving Loans and extend Incremental Revolving Commitments on the Eighth Amendment Effective Date in the amount determined by the Amendment Arranger and provided to such Additional Revolving Lender (but in no event greater than the amount such Person committed to provide);
WHEREAS, the Incremental Revolving Facility incurred pursuant hereto shall replace in all respects the Revolving Credit Facility outstanding under the Existing Credit Agreement immediately prior to the Eighth Amendment Effective Date; and
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”).
SECTION 2. Amendments. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 5 hereof, the Borrowers and the Lenders party hereto agree that the Existing Credit Agreement shall be amended on the Eighth Amendment Effective Date as follows:
(a) Section 1.01 of the Existing Credit Agreement is amended to amend

Exhibit 10.9
and restate clause (c) of the definition of “Applicate Rate” to read in its entirety as follows:
"with respect to the Revolving Credit Facility,
First Lien Leverage Ratio Eurocurrency Base Rate Loans
Loans
Greater than 3.25:1.00 2.70% Not Available

Less than or equal to 3.25:1.00 but greater than 2.75:1.00	2.40% Not Available

Less than or equal to 2.75:1.00 but greater than 2.25:1.00 Less than or equal to 2.25:1.00 but greater than 1.75:1.00	2.15% Not Available 1.90% Not Available

Less than or equal to 1.75:1.00 1.65% Not Available
a.Section 1.01 of the Existing Credit Agreement is amended to restate the sentence at the end of the definition of “Applicable Rate” in its entirety as follows:
"Notwithstanding anything to the contrary contained in this Agreement, Revolving Credit Loans shall not be (or be converted into)
Base Rate Loans, as contemplated by the Eighth Amendment."
a.Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Arrangers” to read in its entirety as follows:
"“Arrangers” means each of (i) Goldman Sachs, UBS Securities LLC, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., J.P. Morgan Limited, Fifth Third Bank, HSBC Bank plc, Mediobanca S.p.A. and DZ Bank AG, in their respective capacities as exclusive mandated lead arrangers under the Credit Agreement as in effect on the Closing Date, (ii) Goldman Sachs, in its capacity as exclusive mandated lead arranger under the Second Amendment, (iii) Goldman Sachs and UniCredit Bank AG in their capacities as exclusive mandated lead arrangers under the Third Amendment, (iv) UniCredit Bank AG, in its capacity as exclusive mandated lead arranger under the Fourth Amendment, (v) Goldman Sachs Bank USA, Citizens Bank N.A., Mediobanca International (Luxembourg) S.A. and ING Bank, a branch of ING-DiBa AG. in their capacities as exclusive mandated lead arrangers under the Fifth Amendment, (vi) Goldman Sachs Bank USA, ING Bank, a branch of ING-DiBa AG and Mediobanca International (Luxembourg) S.A. in their capacities as exclusive mandated lead arrangers under the Sixth Amendment and (vii) UniCredit Bank AG, in its capacity as exclusive mandated lead arranger under the Eighth Amendment.”
a.Section 1.01 of the Existing Credit Agreement is amended to amend and restate the definition of “Maturity Date” to read in its entirety as follows:
"“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) April 25, 2024 (the “Original Revolving Maturity Date”) and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.06(a) or 8.02; and (b) with respect to the Initial Term Loans, the earliest of (i) July 25, 2024 (the “Original Term Maturity Date”), (ii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.02, (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.18 after the Eighth Amendment Effective Date and (iii) Extended Term Loans and Extended Revolving Credit Commitments, shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, specified refinancing documentation or Extension Offer, as applicable thereto."

a.Section 1.01 of the Existing Credit Agreement amended to amend and restate the definition of “Revolving Credit Commitment” to read in its entirety as follows:
"“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Extended Revolving Credit Commitments, Incremental Revolving Commitments, and Ancillary Commitments. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders shall be €250,000,000 on the Eighth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement."
a.Section 1.01 of the Existing Credit Agreement is amended to include the following new definitions in alphabetical order:

Exhibit 10.9
"“Eighth Amendment” means the certain eighth amendment to this Agreement dated as of April [•], 2019 by and among the Loan Parties, the Lenders party thereto, the Amendment Arranger (as defined therein), each L/C Issuer party thereto and the Administrative Agent."
“Eighth Amendment Effective Date” shall have the meaning given to such term in the Eighth Amendment."
a.Schedule 2.01 of the Existing Credit Agreement with respect to the Revolving Credit Commitments is amended and restated in its entirety as set forth on Schedule 2.01 hereof.
SECTION 3. Exchange of Loans, Agreement to Provide Incremental Revolving Facility.
(a) On the terms and subject to the satisfaction of the conditions set forth in Section 5 hereof, on the Eighth Amendment Effective Date:
(i) each Exchanging Revolving Lender hereby (x) agrees to the terms of this Amendment and the Amended Credit Agreement and (y) exchanges (as further described in such Exchanging Revolver Lender’s Revolving Lender Consent) its Revolving Credit Loans and Revolving Credit Commitments outstanding immediately prior to effectiveness of this Amendment with the new Incremental Revolving Loans and Incremental Revolving Commitments in an aggregate principal amount equal to the amount of such Exchanging Revolving Lender’s outstanding Revolving Credit Loans and Revolving Credit Commitments (or such lesser amount as determined by the Amendment Arranger and provided to such Exchanging Revolving Lender); each Increasing Revolving Lender and each Additional Revolving Lender agrees to make Incremental Revolving Loans and extend Incremental Revolving Commitments in the amount set forth opposite such Lender’s name on Schedule 2.01 of the Amended Credit Agreement pursuant to the terms of the Amended Credit Agreement; and each Incremental Revolving Lender acknowledges and agrees that, from and after the Eighth Amendment Effective Date, such Incremental Revolving Lender (i) commits to provide its Incremental Revolving Commitment, as set forth opposite such Incremental Revolving Lender’s name on Schedule 2.01 of the Amended Credit Agreement on the terms and subject to the conditions set forth in the Amended Credit Agreement, (ii) shall be a “Revolving Credit Lender” and a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, (iii) shall be subject to and bound by the terms of the Amended Credit Agreement and the other Loan Documents, and (iv) shall perform all the obligations of, and have all the rights of, a Revolving Credit Lender and a Lender thereunder.
(b) Notwithstanding anything to the contrary contained in the Amended
Credit Agreement, from and after the Eighth Amendment Effective Date, the Loan Parties and the Revolving Credit Lenders hereby agree that:
a.no Revolving Credit Loans may be Base Rate Loans and all Revolving Credit Loans shall be Eurocurrency Rate Loans;
b.if the Borrowers fail to specify a Type of Loan in a Committed Loan Notice requesting a Revolving Credit Borrowing or if the Borrowers fail to give a timely notice requesting a conversion or continuation of a Revolving Credit Borrowing, then the applicable Tranche of Revolving Credit Loans shall be made as, or converted to, a Eurocurrency Rate Loan with an Interest Period of one month;
c.Letters of Credit shall bear interest at a rate per annum equal to the Eurocurrency Rate for an Interest Period of one month as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans;
d.if any Revolving Credit Lender reasonably determines that any Law has made it unlawful to make or maintain Eurocurrency Rate Loans, the interest rate with respect to such Revolving Credit Lender’s Revolving Credit Loans shall be determined by an alternative rate mutually acceptable to the Borrowers and the Appropriate Lenders;
e.if Required Lenders reasonably determine that adequate and reasonable means do not exist for determining the Eurocurrency Rate, the Borrowers and the Revolving Lenders may establish a mutually acceptable alternative rate with respect to Revolving Credit Loans; and
f.if a Revolving Credit Lender’s obligation to make or continue from one Interest Period to another any Eurocurrency Rate loan denominated in Dollars shall have been suspended due to the increased cost of the making, funding or maintaining of any Revolving Credit Loan, the interest rate with respect to such Revolving Credit Loans shall be determined by an alternative rate mutually acceptable to the Borrowers and the Appropriate Lenders.
a.From and after the Eighth Amendment Effective Date, the Incremental Revolving Commitments made pursuant to this Amendment shall for all purposes of the Loan Documents be deemed to be “Revolving Credit Commitments.” From and after the Eighth Amendment Effective Date, any loans extended utilizing the Incremental Revolving Commitments made pursuant to this Amendment shall be designated as, and for all purposes of the Loan Documents shall be deemed to be, “Revolving Credit Loans” and “Loans”. Except as expressly set forth herein or in the Amended Credit Agreement, the Incremental Revolving Commitments (and any Revolving Loans extended utilizing the Incremental Revolving Commitments) shall have terms and provisions that are identical to those of the existing Revolving Credit Commitments (including any Revolving Loans extended utilizing such existing Revolving Credit Commitments) prior to giving effect to this Amendment.
b.From and after the Eighth Amendment Effective Date, each Ancillary Facility established under the Existing Credit Agreement pursuant to the terms thereof (each such Ancillary Facility, an “Existing Ancillary Facility”) shall be deemed an Ancillary Facility established under the Amended Credit Agreement (each such Ancillary Facility, an “Amended Ancillary Facility”) for all purposes of the Loan Documents. For the avoidance of doubt, each Amended Ancillary Facility shall have terms and provisions that are identical to those of the corresponding Existing Ancillary Facility. From and after the Eighth Amendment Effective Date, each Ancillary Lender which established an Existing

Exhibit 10.9
Ancillary Facility shall be deemed an Ancillary Lender for the corresponding Amended Ancillary Facility and shall perform all obligations of, and have all the rights of, an Ancillary Lender under Section 2.19 of the Amended Credit Agreement, and for all other purposes of the Loan Documents.
c.On the Eighth Amendment Effective Date and concurrently with the effectiveness of this Amendment, the Borrowers hereby terminate the Revolving Credit Commitments existing immediately prior to effectiveness of this Amendment such that the only Revolving Credit Commitments outstanding after giving effect to this Amendment are the Incremental Revolving Commitments (including, for the avoidance of doubt, the Amended Ancillary Facilities) made pursuant to this Amendment.
d.By execution of its Revolving Lender Consent, Deutsche Bank Luxembourg S.A. agrees with the Parent that the size of the Ancillary Commitment under the Ancillary Facility with an Ancillary Commencement Date of October 19, 2018 and provided by an Affiliate of Deutsche Bank Luxembourg S.A., Deutsche Bank AG, as Ancillary Lender, shall be increased to €40,000,000 (being the amount set forth opposite Deutsche Bank Luxembourg S.A.‘s name on Schedule 2.01 of the Amended Credit Agreement) on the Eighth Amendment Effective Date.
e.The Incremental Revolving Commitments and the Incremental Revolving Loans incurred hereunder are incurred under clause (z) of Section 2.14(a) of the Existing Credit Agreement.

SECTION 4. Additional Agreements. Each Person that executes and delivers a Revolving Lender Consent or a Revolving Credit Facility Joinder irrevocably consents to the terms of this Amendment, the Amended Credit Agreement and the other Loan Documents (including the Intercreditor Agreement).
SECTION 5. Conditions to Effectiveness of Amendment. The effectiveness of the amendments set forth in Section 2 hereof shall occur on the date of the satisfaction of the following conditions precedent (such date, the “Eighth Amendment Effective Date”):
a.(i) the Borrowers, each other Loan Party and the Administrative Agent shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) each Exchanging Revolving Lender shall have executed and delivered to the Administrative Agent a Revolving Lender Consent, and (iii) each Additional Revolving Lender, the Borrower Representative and the Administrative Agent shall have executed and delivered to the Administrative Agent a Revolving Credit Facility Joinder;
b.the Administrative Agent shall have received the Collateral Documents and other documentation identified on Schedule A-1 hereto, in each case in form and substance reasonably acceptable to the Administrative Agent;
c.each of the representations and warranties contained in Section 6 of this Amendment shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Eighth Amendment Effective Date;
d.at the time of and immediately after giving effect to this Amendment and the transactions occurring on the Eighth Amendment Effective Date (including the incurrence of the Incremental Revolving Facility), no Default or Event of Default exists;
e.the Administrative Agent shall have received a certificate, in form and substance reasonably acceptable to the Administrative Agent, dated the Eighth Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative (i) confirming compliance with the conditions set forth in Sections 5(c) and 5(d) hereof, and (ii) certifying that the Incremental Revolving Commitments incurred hereunder are permitted to be incurred pursuant to clause (z) of Section 2.14(a) of the Existing Credit Agreement and setting forth the information and computations (in sufficient detail) required in order to establish pro forma compliance with the requirements of such clause ;
f.the Administrative Agent shall have received a solvency certificate dated as of the Eighth Amendment Effective Date in substantially the form of Exhibit H of the Amended Credit Agreement from a Financial Officer of the Parent certifying as to the matters set forth therein;
g.the Administrative Agent shall have received each Revolving Credit Note (to the extent requested at least three Business Days prior to the Eighth Amendment Effective Date);
a.no later than three days in advance of the Eighth Amendment Effective Date, the Administrative Agent shall have received all documentation and other information reasonably requested by it in writing at least 10 days in advance of the Eighth Amendment Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
b.the Administrative Agent shall have received a certificate dated as of the Eighth Amendment Effective Date from a Responsible Officer of the Borrower Representative, certifying compliance with Section 6.13 of the Existing Credit Agreement;
c.the Administrative Agent shall have received, on behalf of itself and the Lenders on the Eighth Amendment Effective Date, a customary written opinion of (i) Kirkland & Ellis LLP, special counsel for Parent, the Borrowers and each other Loan Party and (ii) local counsel as specified in Schedule A-2 hereto, in each case (A) dated the Eighth Amendment Effective Date, (B) addressed to the Administrative Agent, the Amendment Arranger and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Amendment Arranger covering such matters relating to this Amendment and the other Loan Documents as the Administrative Agent or the Amendment Arranger shall reasonably

Exhibit 10.9
request; provided that counsel to the Administrative Agent shall provide such opinions to the extent customary in any applicable jurisdiction to be mutually agreed;
d.the Administrative Agent shall have received (i) a certificate of each Loan Party a party to this Amendment, dated the Eighth Amendment Effective Date and executed by a Responsible Officer of such Loan Party, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its board of directors, members or other governing body (to the extent applicable) authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party and, in the case of each Borrower, the Borrowings contemplated hereby, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Loan Party authorized to sign this Amendment and the other Loan Documents to which it is a party and (C) certify that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and that such documents or agreements have not been amended since the date of the last amendment thereto shown on the certificate of good standing referred to below (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (ii) a certificate of good standing (or subsistence) with respect to each Loan Party from the Secretary of State (or similar official) of the state of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party), (iii) in relation to each Loan Party incorporated or established in Germany, (A) an up-to-date (aktuell) certified commercial register extract (beglaubigter Handelsregisterauszug), articles of association (Satzung) of each such Loan Party, copies of any by-laws as well as a list of shareholders (Gesellschafterliste) (if applicable), (B) a copy of resolutions signed by all the holders of the issued shares of each such Loan Party and, if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of each such Loan Party, approving the terms of, and the transactions contemplated by this Amendment and the other Loan Documents, (C) a specimen of the signature of each person authorized to execute this Amendment, any other Loan Document and other documents and notices to be signed and/or dispatched by each such Loan Party under or in connection with this Amendment and/or the other Loan Documents to which each such Loan Party is a party and (D) a certificate of an authorized signatory of each such Loan Party certifying that each copy document relating to it specified in (A) to (C) above is correct, complete and in full force and effect as at a date no earlier than the Eighth Amendment Effective Date, (iv) in relation to the Luxembourg Loan Party, (A) an up-to-date electronic certified true and complete excerpt of the Luxembourg Companies Register dated no earlier than one Business Day prior to the Amendment Effective Date, and (B) an up-to-date electronic certified true and complete certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire), issued by the Luxembourg Companies Register no earlier than one Business Day prior to the Eighth Amendment Effective Date and reflecting the situation no more than two Business Days prior to the Amendment Effective Date certifying that, as of the date of the day immediately preceding such certificate, the Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to European Insolvency Regulation) and (v) in relation to each Loan Party incorporated or established in Italy, (A) a copy of the constitutional documents of such Loan Party, (B) a copy of a resolution of the board of directors of such Loan Party (1) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party, (2) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (3) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and (4) authorizing the Borrower Representative to act as its agent in connection with the Loan Documents, (C) a specimen of the signature of each person authorized by the resolution referred to in the previous paragraph (B) in relation to the Loan Documents and related documents, (D) an up-to-date electronic certified true and complete certificate of good standing (certificato di iscrizione e vigenza), issued by the relevant Companies Register (Registro delle Imprese) no earlier than three Business Days prior to the Amendment Effective Date confirming that no insolvency procedures have been started in relation to each relevant Loan Party incorporated or established in Italy, and (E) a certificate of an authorized signatory of such Loan Party certifying that each copy document relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Eighth Amendment Effective Date and (vi) in relation to each

Exhibit 10.9
Loan Party incorporated or established in Poland, (A) a copy of the constitutional documents of such Loan Party, (B) a copy of the shareholder's resolution of such Loan Party (1) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party, (2) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (3) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and (4) authorizing the Borrower Representative to act as its agent in connection with the Loan Documents, (C) a specimen of the signature of each person authorized by the resolution referred to in the previous paragraph (B) in relation to the Loan Documents and related documents, (D) an up-to-date electronic print-out from the commercial register (informacja odpowiadająca odpisowi aktualnemu z rejestru przedsiębiorców KRS) no earlier than one Business Day prior to the Amendment Effective Date confirming that no insolvency procedures have been started in relation to the relevant Loan Party, and (E) a certificate of an authorized signatory of such Loan Party certifying that each copy document relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Eighth Amendment Effective Date;
a.the Amendment Arranger shall have received all fees and expenses agreed to by the Borrowers or the Borrower Representative that are due and payable to the Amendment Arranger, for which invoices have been presented to the Parent at least three Business Days prior to the Eighth Amendment Effective Date, on or before the Eighth Amendment Effective Date (including reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel), which amounts may be offset against the proceeds of the Incremental Revolving Loans;
b.the Administrative Agent shall have received:
a.all fees and expenses agreed to by the Borrowers or the Borrower Representative that are due and payable to the Administrative Agent, for which invoices have been presented to the Parent at least three Business Days prior to the Eighth Amendment Effective Date, on or before the Eighth Amendment Effective Date (including reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel), which amounts may be offset against the proceeds of the Incremental Revolving Loans;
b.for distribution to each Existing Revolving Lender, an amount equal to the sum of (x) the principal of and unpaid interest accrued to the Eighth Amendment Effective Date on the outstanding Revolving Loans of such Existing Revolving Lender and (y) all fees and other amounts owing to or accrued for the account of such Existing Revolving Lender under the Existing Credit Agreement in respect of such Revolving Loans and such Existing Revolving Lender’s Revolving Credit Commitments (including any amounts under Section 3.06 of the Existing Credit Agreement);
c.for distribution to each Exchanging Revolving Lender that shall have delivered (by facsimile or otherwise) an executed signature page to a Revolving Lender Consent, and released such signature page, on or prior to 12:00 p.m. (New York time) on April [•], 2019, a non-refundable special consent fee in an amount equal to 0.45% multiplied by the principal amount of the Revolving Credit Commitments held by such Exchanging Revolving Lender immediately prior to giving effect to the transactions contemplated by this Amendment;
a.for distribution to each Increasing Revolving Lender that shall have delivered (by facsimile or otherwise) an executed signature page to a Revolving Lender Consent, and released such signature page, on or prior to 12:00 p.m. (New York time) on April [•], 2019, a non-refundable special new money fee in an amount equal to 0.75% multiplied by (a) the principal amount of the Incremental Revolving Commitments held by such Increasing Revolving Lender immediately after giving effect to the transactions contemplated by this Amendment minus (b) the principal amount of the Revolving Credit Commitments held by such Increasing Revolving Lender immediately prior to giving effect to the transactions contemplated by this Amendment; and
b.for distribution to each Additional Revolving Lender that shall have delivered (by facsimile or otherwise) an executed signature page to a Revolving Credit Facility Joinder, and released such signature page, on or prior to 12:00 p.m. (New York time) on April [•], 2019, a non-refundable special new money fee in an amount equal to 0.75% multiplied by the principal amount of the Incremental Revolving Commitments held by such Additional Revolving Lender immediately after giving effect to the transactions contemplated by this Amendment.
SECTION 6. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants, on and as of the date hereof and the Eighth Amendment Effective Date, that:
a.Each of the representations and warranties made by such Loan Party set forth in Article V of the Existing Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) immediately prior to, and after giving effect to, the incurrence of the Incremental Revolving Facility with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (and in all respects if such representation or warranty is already qualified by materiality) as of such earlier date and (ii) any reference to the Historical Financial Statements shall be deemed to refer to the most recent

Exhibit 10.9
financial statements, if any, furnished pursuant to Section 6.01(c) of the Amended Credit Agreement, prior to the Eighth Amendment Effective Date .
b.The execution and delivery of this Amendment and the performance of this Amendment and the Amended Credit Agreement are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party party hereto and, each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
a.The execution and delivery of this Amendment by each Loan Party party hereto and the performance by such Loan Party of this Amendment and the Amended Credit Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any Contractual Obligation of any of the Loan Parties which in the case of this clause (c) could reasonably be expected to result in a Material Adverse Effect.
b.The transactions contemplated hereunder and the incurrence of the Incremental Revolving Loans and Incremental Revolving Commitments hereunder are permitted under the Intercreditor Agreement, and such Incremental Revolving Loans and Incremental Revolving Commitments constitute “Senior Secured Facilities Obligations” (as defined in the Intercreditor Agreement).
c.The transactions contemplated hereunder and the incurrence of the Incremental Revolving Loans and Incremental Revolving Commitments hereunder are permitted under the Existing Credit Agreement (including, without limitation, Sections 2.14 and 10.02 of the Existing Credit Agreement).
SECTION 7. Effects on Loan Documents. Except as specifically amended herein, the Existing Credit Agreement and all other Loan Documents shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Secured Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. The Borrower Representative and the other parties hereto acknowledge and agree that, on and after the Eighth Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.
SECTION 8. Non-Reliance on Agents and the Amendment Arranger. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Amendment Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, independently and without reliance upon either the Agents, the Amendment Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Amendment Arranger herein, the Administrative Agent and the Amendment Arranger shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent, the Amendment Arranger or any of their Related Parties.
SECTION 9. Acknowledgment; Other Agreements. Subject to any
limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Borrower and each other Loan Party party hereto (i) acknowledges and agrees that all of its obligations under the Loan Guaranty set out in Article XII of the Amended Credit Agreement and the other Collateral Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to (x) the Collateral Agent for the benefit of the Secured Parties or (y) the Secured Parties in their capacities as such (or any of them) and reaffirms the Loan Guaranty made pursuant to the Amended Credit Agreement and (iii) acknowledges and agrees that the grants of security interests by and the Loan Guaranty of the Loan Parties

Exhibit 10.9
contained in the Amended Credit Agreement and the other Collateral Documents are, and shall remain, in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment, (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement and (iii) the acknowledgements and reaffirmations set forth in this Section 10 shall become valid and binding obligations of such Guarantor a moment in time prior to the amendments set forth in Section 2 hereof.
SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO BE BOUND BY THE TERMS OF SECTION 10.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN. SECTION 11. Amendment Arranger. The Borrowers and each other Loan Party party hereto and the Lenders agree that (i) the Amendment Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and (b) the Amendment Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.
SECTION 12. Miscellaneous.
a.This Amendment and the Amended Credit Agreement is binding and enforceable as of the date hereof against each party hereto and thereto and its successors and permitted assigns.
b.Section 2 of this Amendment shall be effective upon due execution by the Incremental Revolving Lenders and the Borrower Representative. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf' or “.tif' attachment shall be effective as delivery of a manually executed counterpart of this Amendment.
c.To the extent permitted by law, any provision of this Amendment or the Amended Credit Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
d.Each of the parties hereto hereby agrees that Sections 10.10(b), 10.10(c), 10.10(d) and 10.11 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

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